EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), John L. McManus, President and Chief Executive Officer of Aeolus Pharmaceuticals, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.   This Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2010 (the “Report”) to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

This certification accompanies the Report to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

Date: August 27, 2010

/s/ John L. McManus

John L. McManus
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 27, 2010

/s/ John L. McManus

John L. McManus
Principal Financial and Accounting Officer